Exhibit 10.13

Execution version

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of October 26, 2018 by and among:

1.              Wimi Hologram Cloud Inc, a company organized and existing under the laws of the Cayman Islands (the “Company”);

2.              WiMi Hologram Cloud Limited, a company organized and existing under the laws of Hong Kong (the “HK Company”);

3.              Beijing Hologram Wimi Cloud Network Technology Co., Ltd. (北京全息微美云网络科技有限公司), a wholly foreign owned enterprise incorporated and existing under the Laws of the PRC (the “WFOE”);

4.              Beijing Wimi Cloud Software Co., Ltd (北京微美云息软件有限公司), a limited liability company incorporated under the Laws of the PRC (the “Domestic Company”);

5.              ZHAO JIE (赵杰), a PRC citizen (the “Founder”);

6.              Wimi Jack Holdings Ltd, a company organized and existing under the laws of the British Vrigin Islands;

7.              Vital Success Global Ltd, a company organized and existing under the laws of the British Vrigin Islands (together with Wimi Jack Holdings Ltd, the “Founder Holding Companies”);

8.              Each Person listed on Part II of Schedule A hereto (each, a “Ordinary Share Investor” and collectively, the “Ordinary Share Investors”); and

9.              Each Person listed on Part III of Schedule A hereto (each, a “Series A Investor” and collectively, the “Series A Investors”, together with the Ordinary Share Investors, each a “Investor” and collectively the “Investors”)

The Company, the HK Company the WFOE and the Domestic Company are referred to collectively herein as the “Group Companies”, and each a “Group Company”.

RECITALS

A.                                    The Group Companies and the Series A Investors have entered into a Share Purchase Agreement dated as of October 26, 2018 (the “Share Purchase Agreement”), under which the Company shall issue and allot an aggregate of 12,916,700 Series A convertible preferred Shares of the Company, par value US$0.0001 per share (the “Series A Preferred Shares” or the “Preferred Shares”) to the Series A Investors.

B.                                    In connection with the consummation of the transactions contemplated by the Share Purchase Agreement, the parties hereto desire to enter into this Agreement for the governance, management and operations of the Group Companies and for the rights and obligations between and among the parties hereto.

C.                                    The Share Purchase Agreement provides that the execution and delivery of this Agreement by the parties shall be a condition precedent to the consummation of the transactions contemplated under the Share Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.              INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1.                  Information and Inspection Rights.

(a)                                 Information Rights. Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, for so long as any shareholder holds at least 0.5% of the total outstanding equity interests of the Company on a fully converted and diluted basis (the “Information Rights Holder”), the Group Companies shall deliver to the Information Rights Holder:

(i)             audited annual consolidated financial statements, within ninety (90) days after the end of each fiscal year, prepared in conformance with the United States generally accepted accounting principles (“US GAAP”) certified by the chief financial officer of the Company and audited by the accounting firms approved by the Board;

(ii)          unaudited quarterly consolidated financial statements, within forty-five (45) days after the end of each of the first three fiscal quarters, prepared in conformance with the US GAAP;

(iii)       unaudited monthly consolidated financial statements, within thirty (30) days after the end of each month, prepared in conformance with the US GAAP;

(iv)      an annual operations budget and business operation plan of the Group Companies for the following fiscal year, as approved by the Board, within forty-five (45) days prior to the end of each fiscal year;

(v)         an up-to-date capitalization table of the Company within five (5) days after the end of each quarter;

(b)                                 Inspection Rights. Each of the Group Companies further covenants and agrees that, commencing on the date of this Agreement, the Information Rights Holder shall have (i) the right to inspect facilities, records and books of the Group Companies at any time during regular working hours upon reasonable prior notice to the Group Companies, (ii) the right to discuss the business, operations and conditions of the Group Companies with their respective directors, officers, and employees, and (iii) the right to appoint independent auditor to examine the accounts of the Group Companies (the auditing expense shall be borne by such Information Rights Holder) (the “Inspection Rights”).

(c)                                  Termination of Rights. The Information Rights and Inspection Rights shall terminate upon consummation of a firm commitment underwritten public offering of the ordinary shares of the Company in the United States, that has been registered under the United States Securities Act of 1933, as amended from time to time, including any successor statutes (the “Securities Act”), or in a similar public offering of the

Ordinary Shares of the Company in Hong Kong or another jurisdiction which results in the Ordinary Shares trading publicly on a recognized international securities exchange implying a total market capitalization of the Ordinary Shares held by each Series A Investor in the Company (on an as- converted basis) being no less than 150% of the total investment amount in Series A Financing and the subsequent financing (if any) by such Series A Investor (a “Qualified Initial Public Offering”).

1.2.                  Election of Directors.

(a)                                 Board of Directors. Subject to Section 1.2(b), immediately after the Closing, the Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of no more than seven (7) authorized directors with the composition of the Board determined as follows:

(i)             the Founder shall be entitled to designate, appoint, remove, replace and reappoint at any time or from time to time, six (6) directors on the Board; and

(ii)          Asean China (for so long as Asean China holds no less than 4,305,567 of the Preferred Shares) shall be entitled to designate, appoint, remove, replace and reappoint at any time or from time to time, one (1) directors on the Board (the “Series A Investor Director”).

(b)                                 Board Meeting; Quorum. Subject to the provisions of the Memorandum and Articles, the Directors may regulate their proceedings as they think fit, provided however that the board meetings shall be held at least once every three (3) months unless the Board otherwise approves and that a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting shall be sent to all Directors entitled to receive notice of the meeting at least five (5) Business Days before the meeting and a copy of the minutes of the meeting shall be sent to such Persons. A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or another equipment which allows all participants in the meeting to speak to and hear each other simultaneously) a majority of the number of the Directors (including the Series A Investor Director) in office elected in accordance with Sections 1.2 (a), and the Parties shall cause the foregoing to be the quorum requirements for the Board.

(c)                                  Expenses. The Company will promptly pay or reimburse each non-employee Board member and each non-employee Subsidiary Board member for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings and otherwise performing their duties as directors and committee members.

(d)                                 Alternates. Subject to applicable Law and this Agreement, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

2.                                      REGISTRATION RIGHTS.

2.1.                            Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any proposed public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in the United States or any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2.                  Definitions. For purposes of this Section 2:

(a)                                 Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b)                                 Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any shares of Preferred Shares issued (A) under the Share Purchase Agreement, or (B) pursuant to the Right of Participation (defined in Section 3.1), (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares described in clause (1) of this subsection (b), (3) any other Ordinary Shares of the Company owned or hereafter acquired by the holders of Preferred Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not validly assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)                                  Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then Outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)                                 Holder. For purposes of this Section 2, the term “Holder” means any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e)                                  Form F-3. The term “Form F-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)                                   SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g)                                  Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for all the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)                                 Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i)                                     Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

2.3.                  Demand Registration.

(a)                                 Request by Holders. If the Company shall, at any time after the earlier of (i) January 1, 2020 or (ii) one (1) year following the taking effect of a registration statement for a Qualified Initial Public Offering, receive a written request from the Holders of at least 50% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the Registrable Securities pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a). The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 2.3. For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction. In addition, “Form F-3” shall be deemed to refer to Form S-3 or any comparable form under the U.S. securities laws in the condition that the Company is not at that time eligible to use Form F-3.

(b)                                 Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty percent (20%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4.                  Piggyback Registrations.

(a)                                 The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its

Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Holder of Registrable Securities shall be granted piggyback registration rights superior to those of the Holders of the Preferred Shares without the consent in writing of the Holders of at least fifty percent (50%) of the Preferred Shares or Ordinary Shares issued upon conversion of the Preferred Shares or a combination of such Preferred Shares and Ordinary Shares.

(b)                                 Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.13, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5.                            Form F-3. In case the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)                                 Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                 Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i)             if Form F-3 is not available for such offering by the Holders;

(ii)          if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

(iii)       if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period;

(iv)      if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4 (a); or

(v)         in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(vi)      Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c)                                  Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

2.6.                            Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses, underwriting discounts and commissions, and fees for special counsel of the Holders participating in such registration) shall be borne by the Company; provided, however, the expenses in excess of US$3300 of any special audit required in connection with a Demand Registration shall be borne pro rata by the Holders participating in such registration. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7.                            Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)                                 Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)                                 Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)                                 Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)                                  Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                   Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                  Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8.                  Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9.                  Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a)                                 By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)                                  the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)                               any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(b)                                 By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c)                                  Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)                                 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission;

provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)                                  Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10.                     Termination of the Company’s Obligations. The Company’s obligations pursuant to Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall terminate on the fifth anniversary of the Qualified Public Offering, or , if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

2.11.                     No Registration Rights to Third Parties. Without the prior written consent of the Investor then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.12.                     Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)                                 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                  So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the

Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.13.                                             Market Stand-Off. Each party agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed 180 days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The Company shall use commercially reasonable efforts to take all steps to shorten such lock-up period. The foregoing provision of this Section 2.13 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all other shareholders of the Company enter into similar agreements, and if the Company or any underwriter releases any other shareholder from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities to execute prior to a Qualified Initial Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.13.

3.              RIGHT OF PARTICIPATION.

3.1.                            General. Each holder of the Preferred Shares and Class B Ordinary Shares (hereinafter referred to as a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of the New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

3.2.                            Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Class B Ordinary Shares or Preferred Shares on an as-converted basis, assuming full conversion and exercise of all options and other outstanding convertible and exercisable securities, held by such Participation Rights Holder, to (b) the total number of Class B Ordinary Shares and Preferred Shares on an as-converted basis, assuming full conversion and exercise of all options and other outstanding convertible and exercisable securities then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

3.3.                            New Securities. “New Securities” shall mean any Preferred Shares, Ordinary Shares or other voting shares of the Company and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(a)                                 up to 15,000,000 Class B Ordinary Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) and/or options or warrants therefor issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the ESOP;

(b)                                 any Preferred Shares issued under the Share Purchase Agreement, as such agreement may be amended and any Class B Ordinary Shares issued pursuant to the conversion thereof;

(c)                                  any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(d)                                 any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

(e)                                  any securities issued pursuant to a Qualified Initial Public Offering;

(f)                                   any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization approved by the Board in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity; or

(g)                                  any securities that are excluded from New Securities approved by the Investor then outstanding.

3.4.                            Procedures.

(a)                                 First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have thirty (30) days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such thirty (30) days period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b)                                 Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participation Rights Holders who exercised their Right of

Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant, other than a Participation Rights Holder who fails or declines to exercise its Right of Participation in accordance with subsection (a) above, shall have five (5) business days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within in two (2) business days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within fifteen (15) business days following the date of the Second Participation Notice.

3.5.                            Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within thirty (30) days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non- price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

3.6.                            Termination. The Right of Participation for each Participation Rights Holder shall terminate upon a Qualified Initial Public Offering.

4.                                      TRANSFER RESTRICTIONS.

4.1.                            Preferred Shareholders’ Right of First Refusal. Subject to Section 4.4 of this Agreement, if the Founder Holding Company proposes to sell or transfer any equity interests held by him in the Company (the “Selling Shareholder”), then such Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company and each Series A Investor as well as the Ordinary Share Investor (the “Non-Selling Shareholders”) prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Ordinary Shares to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. The Non-Selling Shareholders shall have an option for a period of thirty (30) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice. The Non-Selling Shareholders may exercise such purchase option and purchase all or any portion of the Offered Shares by notifying the Selling Shareholder in writing before expiration of such thirty (30) days period as to the number of shares that it wishes to purchase. Each Non-Selling Shareholder will have the right, exercisable upon written notice (the “Non-Selling Shareholder’s First Refusal Notice”) to the Selling Shareholder, the Company and each other Non-Selling Shareholder within thirty (30) days after receipt of the Transfer Notice (the “Non-Selling Shareholder’s First Refusal Period”) of its election to exercise its right of first refusal hereunder. The Non-Selling Shareholder’s First Refusal Notice shall set forth the number of Offered Shares that such Non-Selling Shareholder wishes to purchase, which amount shall not exceed the First Refusal Allotment (as defined below) of such Non-Selling Shareholder. Such right of first refusal shall be exercised as follows:

(a)                                 First Refusal Allotment. Each Non-Selling Shareholder shall have the right to purchase that number of the Offered Shares (the “First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Class B Ordinary Shares or Preferred Shares (on an as-converted basis) held by such Non-Selling Shareholder at the time of the transaction and the denominator of which is the total number of Class B Ordinary Shares and Preferred Shares (on an as-converted basis) owned by all Non-Selling Shareholders at the time of the transaction who elect to participate in the right of first refusal purchase. A Non-Selling Shareholder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the Non-Selling Shareholder’s First Refusal Period to purchase all or any part of its First Refusal Allotment of the Offered Shares. To the extent that any Non-Selling Shareholder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the exercising Non-Selling Shareholders shall, at the exercising Non-Selling Shareholders’ sole discretion, within five (5) days after the end of the Non-Selling Shareholder’s First Refusal Period, make such adjustment to the First Refusal Allotment of each exercising Non-Selling Shareholder so that any remaining Offered Shares may be allocated to those Non-Selling Shareholders exercising their rights of first refusal on a pro rata basis.

(b)                                 Purchase Price and Payment. The purchase price for the Offered Shares to be purchased by the Non-Selling Shareholders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non- cash consideration will be as previously determined by the Board in good faith, which determination will be binding upon the Company, the Selling Shareholder and the Non-Selling Shareholders, absent fraud or error. Payment of the purchase price for the Offered Shares purchased by the Non-Selling Shareholders shall be made within ten (10) days following the date of the First Refusal Expiration Notice (as defined in the Section 4.1(c) below) by wire transfer or check as directed by the Selling Shareholder.

(c)                                  Expiration Notice. Within ten (10) days after the expiration of the Non-Selling Shareholder’s First Refusal Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and the Non-Selling Shareholders specifying either (i) that all of the Offered Shares were subscribed by the Non-Selling Shareholders exercising their rights of first refusal, or (ii) that the Non-Selling Shareholders have not subscribed for all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of the co- sale right of the holders of the Preferred

Shares described in the Section 4.2 below.

(d)                                 Rights of a Selling Shareholder. If any Non-Selling Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by the Non-Selling Shareholder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Non-Selling Shareholder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Non-Selling Shareholder.

4.2.                            Co-Sale Right. In the event that the Non-Selling Shareholders have not exercised their right of first refusal with respect to any or all of the Offered Shares, then the remaining Offered Shares not subscribed for under the right of first refusal pursuant to Section 4.1 above shall be subject to co-sale rights under this Section 4.2 and each Non-Selling Shareholder who have not exercised any of its right of first refusal with respect to the Offered Shares shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Shareholder (the “Co-Sale Notice”) within thirty (30) days after receipt of First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice (the “Participating Non-Selling Shareholder”). The Co-Sale Notice shall set forth the number of Class B Ordinary Shares or Preferred Shares (on both an absolute and as-converted to Ordinary Shares basis) that such Participating Non-Selling Shareholder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Participating Non-Selling Shareholder. To the extent one or more of the Participating Non-Selling Shareholders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Class A Ordinary Shares that such Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co- sale right of each Participating Non-Selling Shareholder shall be subject to the following terms and conditions:

(a)                                 Co-Sale Pro Rata Portion. Each Participating Non-Selling Shareholder may sell all or any part of that number of Class B Ordinary Shares (for the holder of Class B Ordinary Shares) or Series A Preferred Shares (for the holder of Series A Preferred Shares) held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Class B Ordinary Shares (for the holder of Class B Ordinary Shares) or Series A Preferred Shares (for the holder of Series A Preferred Shares) (on an as-converted basis) owned by such Participating Non-Selling Shareholder at the time of the sale or transfer and the denominator of which is the combined number of Class B Ordinary Shares and Series A Preferred Shares (on an as-converted basis) at the time owned by all Non-Selling Shareholders who elect to exercise their co-sale rights and the Class A Ordinary Shares at the time owned by the Selling Shareholder (“Co-Sale Pro Rata Portion”).

(b)                                 Transferred Shares. Each Participating Non-Selling Shareholder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i)             the number of Class B Ordinary Shares (for the holder of

Class B Ordinary Shares) or Series A Preferred Shares (for the holder of Series A Preferred Shares) which such Participating Non-Selling Shareholder elects to sell;

(ii)          that number of Preferred Shares which is at such time convertible into the number of Class B Ordinary Shares that such Participating Non-Selling Shareholder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Class B Ordinary Shares, such Participating Non-Selling Shareholder shall convert such Preferred Shares into Class B Ordinary Shares and deliver Class B Ordinary Shares as provided in Subsection 4.2(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)       a combination of the above, together with an instruments of transfer duly executed by such Participating Non-Selling Shareholder.

(c)                                  Payment to Non-Selling Shareholder. The share certificate or certificates that the Participating Non-Selling Shareholder delivers to the Selling Shareholder pursuant to Section 4.2(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Non-Selling Shareholder that portion of the sale proceeds to which such Participating Non-Selling Shareholder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Participating Non-Selling Shareholder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Class A Ordinary Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Participating Non-Selling Shareholder.

(d)                                 Right to Transfer. To the extent the Non-Selling Shareholders do not elect to purchase, or to participate in the sale of, any or all of the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the Non-Selling Shareholders of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice and not elected to be purchased by the Non-Selling Shareholders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. The Selling Shareholders shall cause any prospective purchaser of such shares to comply with this Agreement and Restated Articles, as maybe amended from time to time, to the fullest extent. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Ordinary Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the Non-Selling Shareholders and the co- sale right of the Non-Selling Shareholder and shall require compliance by the Selling Shareholder with the procedures described in Sections 4.1 and 4.2 of this Agreement.

4.3.                            Permitted Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Preferred Shareholders as set forth in Section 4.1 and Section 4.2 above shall not apply to (a) any sale or transfer of Ordinary Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship;(b) any transfer to the parents, children or spouse, or to trusts for the benefit of such persons, of any Ordinary Shareholder for bona fide estate planning purposes; and (iii) any transfer for the employees’ incentive purpose pursuant to the ESOP plan as approved by the Board (each transferee pursuant to the foregoing subsections (a), (b) and (c) a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Preferred Shareholder to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor; provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

4.4.                         Prohibited Transfers. Except for as provided in Section 4.3 above, no Founder Holding Company or their Permitted Transferees shall, without the prior written consent of (a) the Board of Directors, and (b) a majority of the Preferred Shares, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interests of the Company held by him to any person on or prior to a Qualified Initial Public Offering. Any attempt by a party to sell or transfer in violation of this Section 4.4 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares.

4.5.                         Investors’ Transfer Restriction.

(a)                                 Subject always to the restrictions set forth in Sections 4.5 (b) below, any Series A Investor or Ordinary Share Investor may transfer any equity interests of the Company now or hereafter owned or held by it without limitation; provided that (i) such Investor shall give advance written notice to the Company with respect to such transfer; (ii) such transfer is effected in compliance with all applicable Laws; and (iii) the transferee shall execute and deliver a deed of adherence and take such other actions as may be necessary for the transferee to join in and be bound by the terms of this Agreement as an “Investor” (if not already a Party hereto) and the Shareholders Agreement as an “Investor” (if not already a party thereto) upon and after such transfer. The Company will update its register of members upon the consummation of any such permitted Transfer;

(b)                                 Notwithstanding anything to the contrary contained herein, none of the Series A Investor or Ordinary Share Investor shall sell, transfer or dispose of its respective equity interests in the Company to any Company competitor prior to the Qualified Initial Public Offering without the prior consent of the Board. The Company competitor shall be determined by the Board at its reasonable discretion.

4.6.                            Legend.

(a)                                 Each certificate representing the Ordinary Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b)                                 Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.6.(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

5.             PROTECTIVE PROVISIONS.

5.1.         Acts of the Group Companies Requiring Approval of the Majority of the Shareholders. Regardless of anything else contained herein or in the charter documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to, and the shareholders of the Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by a majority of the holders of the Ordinary Shares and the holders of the Preferred Shares, voting on a converted basis and as a single class:

(a)           any action that reclassifies any outstanding shares into shares having rights, preferences, privileges, powers, limitations or restrictions senior to or on a parity with any series of Preferred Shares in issue, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(b)           any amendment or change of the rights, preferences, privileges, powers, limitations or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, any series of Preferred Shares in issue;

(c)           any liquidation (other than any Deemed Liquidation Event), dissolution or winding up of any Group Company;

(d)           any purchase, repurchase, redemption or retirements of any equity interest of any Group Company; and

(e)           the adoption, amendment or termination of the ESOP or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies.

5.2.         Acts of the Group Companies Requiring Board Approval. Subject to the provisions of Cayman Islands Law, regardless of anything else contained herein or in the charter documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the shareholders of the Company shall not permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by the a majority of the Board (for subsection 5.2 (b), 5.2(d), 5.2(e) and 5.2(f) below, such board approval shall include the affirmative vote by the Series A Investor Director).

(a)           any action that authorizes, creates or issues (i) any class or series of equity interests except for the grant and issuance under ESOP or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies, or (ii) any other equity interests of any Group Company (other than the Company) except for the Conversion Shares;

(b)           any increase or decrease in the authorized number of Preferred Shares and any issuance of New Securities;

(c)           any issuance of equity interests by a subsidiary or an Affiliate of any Group Company;

(d)           the merger, amalgamation or consolidation of the Company or any Group Company with any Person, the reorganization, restructuring or arrangement of any Group Company and relief of debtors, or the purchase or other acquisition by any Group Company (whether individually or in combination with the Company or any other Group Company) of all or substantially all of the assets, equity or business of another Person, each in excess of US$10,000,000 in aggregate in a fiscal year;

(e)           any Deemed Liquidation Event;

(f)            any sale, transfer, lease, or other disposal of, or the incurrence of any lien on, all or any substantial all assets of any Group Company, which is a Deemed Liquidation Event; and

(g)           any initial public offering of any equity interests of any Group Company; determination of the listing venue, timing, valuation and other terms of the initial public offering.

6.             ADDITIONAL COVENANTS.

6.1.         Non-Competition and Non-Solicitation. The Founder undertakes to the Investors that commencing from the date of this Agreement until the later of (a) two (2) years after the date of his resignation or departure from the Company, or (b) two (2) years after the Founder ceases owning any direct or indirect interests (legal or beneficial) in aggregate more than 1% of the total capital of any of the Group Companies, he and his immediate family members will not, without the prior written consent of the majority of the Preferred Shareholders, either on his own account or through any of its affiliates,: (i) be engaged or invest, directly or indirectly, in any business that provides services or engages in a business similar to or in competition with the Business or any other business engaged in by any Group Company; (ii) provide service of any form to any person engaged in any business that provides services or engages in a business similar to or in competition with the Business or any other business engaged in by any Group Company; or (iii) solicit or entice away or attempt to solicit or entice away from any Group Company, any employee, consultant, supplier, customer, client, representative, or agent of such Group Company; provided that, in each forgoing case, engagement or provision of services by the Founder in the name of the Group Companies or Founder appointed by the Group Companies, as a result of the Group Companies’ investment into such entities shall not be deemed as a violation thereof.

6.2.         SAFE Registration and ODI Approval. If any holder or beneficial owner of equity interests of a Group Company (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 37 and is subject to the SAFE registration or reporting requirements under Circular 37, the Parties shall comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations If any holder or beneficial owner of equity interests of a Group Company is subject to ODI Approvals (as defined below), such party shall use its best efforts to complete and obtain in a timely manner all consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any governmental authority in the PRC required in connection with the investment by such party into the Company, including without limitation the approvals from, and filings and registrations with competent branches of SAFE office, National Development and Reform Commission (NDRC) and Ministry of Commerce (MOFCOM) as well as other competent PRC governmental authorities with jurisdiction of the outbound direct investment by PRC entities (the aforesaid approvals, filings, authorizations or registrations, collectively the “ODI Approvals”) and shall provide to the Company evidence of all such consents, approvals, authorizations, registration forms and other documentations satisfactory to the Company.

6.3.         Confidentiality.

(a)           the terms and conditions of this Agreement, the Share Purchase Agreement, the Restated Memorandum and Articles of Association (the “Restated Articles”) and all exhibits attached to such agreements (collectively, the “Transaction Documents”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

(b)           notwithstanding the foregoing, any party may disclose any of the Transaction Documents to its current or bona fide prospective investor, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities have the need to know such information and are subject to appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Investor shall be entitled to disclose the Transaction Documents for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors;

(c)           in the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and the Share Purchase Agreement, any of the exhibits attached to such agreements, or any of the Transaction Documents hereof in contravention of the provisions of this Section 6.3, such party (the “Disclosing party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non- Disclosing party.

7.             MISCELLANEOUS.

7.1.         Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Schedule B hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Schedule B; or (d) three (3) business days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Schedule B with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7.1 by giving the other party written notice of the new address in the manner set forth above.

7.2.         Termination. This Agreement shall terminate upon mutual written consent of the Parties hereto. The provisions of Sections 1, Section 3, Section 4 Section 5, and Section 6 (except for Sections 6.3) shall terminate on the consummation of the Qualified Initial Public Offering. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement. If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

7.3.         Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the Hong Kong without regard to principles of conflicts of law thereunder.

7.4.         Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

7.5.         Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

7.6.         Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

7.7.         Counterparts. This Agreement may be executed (including facsimile signature) in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.8.         Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall prevail.

7.9.         Dispute Resolution.

(a)           Negotiation Between Parties. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 7.9(b) shall apply.

(b)           Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall he referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong. The arbitration shall be conducted in accordance with the HKIAC Administered Arbitration Rules in force at the time of the initiation of the arbitration, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the HKIAC Administered Arbitration Rules. The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal.

7.10.       Assignment. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of any Investor hereunder (including, without limitation, registration rights) are assignable (together with the related obligations) in connection with the transfer of equity interests of the Company held by such Investor in accordance with the Transaction Documents but only to the extent of such transfer, provided that, as a condition of such assignment, each successor or assignee shall agree in writing to be subject to each of the terms of this Agreement by execution of a deed of adherence and shall be deemed to be a party hereto as if the signature of such successor or assignee appeared on the signature pages of this Agreement. This Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties except as expressly provided herein.

7.11.       Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (a) the Company; (b) holders of at least a majority of the Preferred Shares; (c) holders of at least a majority of the Class A Ordinary Shares; and (d) holders of at least a majority of the Class B Ordinary Shares; provided, however, that (i) no amendment or waiver shall be effective or enforceable in respect of a holder of any particular series of shares of the Company if such amendment or waiver affects such holder materially and adversely differently from the other holders of the same series of shares, respectively, unless such holder consents in writing to such amendment or waiver, (ii) any provision that specifically and expressly gives a right to a named Investor shall not be amended or waived without the prior written consent of such named Investor.

7.12.       Effective Date. This Agreement should only take effect and become binding on and enforceable against the parties hereto subject to and upon the Closing of the Share Purchase Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY:

Wimi Hologram Cloud Inc

By:	/s/ Fanhua Meng
Name:	Fanhua Meng
Title:	Director

THE FOUNDER:

ZHAO JIE (赵杰)

/s/ Jie Zhao

THE FOUNDER HOLDING COMPANIES:

Wimi Jack Holdings Ltd

By:	/s/ Jie Zhao
Name:	Jie Zhao
Title:	Authorized Signature(s)

Vital Success Global Ltd

By:	/s/ CHANG Shih Jung, TAN Hui Chun
Name:	CHANG Shih Jung, TAN Hui Chun
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE HK COMPANY:

WiMi Hologram Cloud Limited

By:	/s/ Fanhua Meng
Name:	Fanhua Meng
Title:	Director

THE WFOE:

Beijing Hologram Wimi Cloud Network Technology Co., Ltd.

By:	/s/ Fanhua Meng
Name:	Fanhua Meng
Title:	Legal Representative

THE DOMESTIC COMPANY:

Beijing Wimi Cloud Software Co., Ltd

By:	/s/ Zhaohua Yao
Name:	Zhaohua Yao
Title:	Legal Representative

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE ORDINARY SHARE INVESTOR:

Wimi Holdings Ltd.

By:	/s/ Fanhua Meng
Name:	Fanhua Meng
Title:	Authorized Signature(s)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE ORDINARY SHARE INVESTOR:

Delight Partners Holdings Ltd.

By:	/s/ Chao Liu
Name:	Chao Liu
Title:	Authorized Signature(s)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE ORDINARY SHARE INVESTOR:

Guosheng Holdings Ltd.

By:	/s/ Jiahui Lu
Name:	Jiahui Lu
Title:	Authorized Signature(s)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE ORDINARY SHARE INVESTOR:

Sensefuture Holdings Limited

By:	/s/ Xinjiang Ning
Name:	Xinjiang Ning
Title:	Authorized Signature(s)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE ORDINARY SHARE INVESTOR:

Sensebright Holdings Limited

By:	/s/ Xinjiang Ning
Name:	Xinjiang Ning
Title:	Authorized Signature(s)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE ORDINARY SHARE INVESTOR:

Delight Yunlu Holdings Ltd.

By:	/s/ Chao Liu
Name:	Chao Liu
Title:	Authorized Signature(s)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE ORDINARY SHARE INVESTOR:

Victor Bright Investments Limited

By:	/s/ Zhiqiang Gong
Name:	Zhiqiang Gong
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE ORDINARY SHARE INVESTOR:

Kingsoway Group (HK) Limited

By:	/s/ Shanjuan Liu
Name:	Shanjuan Liu
Title:	Authorized Signature(s)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE ORDINARY SHARE INVESTOR:

Wonderful Seed Limited

By:	/s/ CHANG Shih Jung; TAN Hui Chun
Name:	CHANG Shih Jung; TAN Hui Chun
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE SERIES A INVESTOR:

Asean China Investment Fund IV L.P.

By:	/s/ Seah Kian Wee
Name:	Seah Kian Wee
Title:	Director

Asean China Investment Fund (US) IV L.P.

By:	/s/ Seah Kian Wee
Name:	Seah Kian Wee
Title:	Director

SCHEDULE A

Part I

List of Founder Holding Companies

Name	Number of Shares	Class of Shares
Wimi Jack Holdings Ltd	20,115,570	Class A Ordinary Shares
Vital Success Global Ltd	46,936,330	Class B Ordinary Shares

Part II

List of Ordinary Share Investors

Name	Number of Shares	Class of Shares
Wimi Holdings Ltd	1,000,000	Class B Ordinary Shares
Delight Partners Holdings Ltd	746,900	Class B Ordinary Shares
Guosheng Holdings Ltd	2,000,000	Class B Ordinary Shares
Sensefuture Holdings Limited	10,460,480	Class B Ordinary Shares
Sensebright Holdings Limited	748,450	Class B Ordinary Shares
Victor Bright Investments Limited	748,450	Class B Ordinary Shares
Delight Yunlu Holding Ltd	746,900	Class B Ordinary Shares
Kingsoway Group (HK) Limited	1,496,910	Class B Ordinary Shares
ESOP	15,000,010	Class B Ordinary Shares

Part III

List of Series A Investors

Name	Number of Shares	Class of Shares
Asean China Investment Fund IV L.P.	7,176,841	Series A Preferred Shares
Asean China Investment Fund (US) IV L.P.	1,434,292	Series A Preferred Shares
[Name of other Investor]	4,305,567	Series A Preferred Shares

SCHEDULE B

NOTICE

If to the Group Companies:

Address:	The Great Mall 101A, No 6, Xiaozhuang Chaoyangmenwai Ave Beijing 100026 PRC
Attn:	Ms. LIU Lan
Tel:	+86 13681022015

If to the Founder and Founder Holding Companies:

Address:	The Great Mall 101A, No 6, Xiaozhuang Chaoyangmenwai Ave Beijing 100026 PRC
Attn:	Mr. ZHAO Jie
Tel:	+ 86 10 53384913

If to the Ordinary Share Investors:

Address:	[ ]
Attn:	[ ]
Tel:	[ ]
Email:	[ ]

If to the Series A Investor:

Address:	#30-20 UOB Plaza 2, 80 Raffles Place, 048624 Singapore
Attn:	Charles KOK Hoong Chwan
Tel:	+65 6539 3530
Email:	Charles.KokHC@UOBgroup.com